EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     10/1/96 (beginning of Quarter)                             2,451,729
     12/31/96 (end of Quarter)                                  2,451,729
                                                               ----------
     Weighted Average                                           2,451,729
                                                               __________
     Net Loss                                                         (81)
                                                               __________
     Loss/share                                                    (0.00)